Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-181749-09) of Baltimore Gas and Electric Company of our report dated February 21, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Baltimore Gas and Electric Company, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

February 21, 2013